UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
March 16, 2007
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
      Arrangements of Certain Officers
     Effective March 16, 2007, pursuant to the terms of the Investment Agreement, dated as of October 24, 2005 and amended as of November 22, 2005 and May 31, 2006, between Banco Santander Central Hispano, S.A. (“Santander”) and Sovereign Bancorp, Inc. (“Sovereign”) (the “Investment Agreement”), Sovereign’s Board of Directors, by unanimous written consent, appointed Alberto Sanchez to serve as a Class III director of the Company’s Board of Directors, with a term expiring in 2008. Mr. Sanchez was appointed to fill the vacancy created by the resignation of director Emilio Botin, Chairman of Santander, on March 8, 2007, previously reported in Sovereign’s Form 8-K filed on March 14, 2007.
     Mr. Sanchez is currently President and Chief Executive Officer of Santander Investment Securities, Inc., an affiliate of Santander. In addition to the transactions contemplated by the Investment Agreement, Santander or its affiliates have entered into certain transactions with Sovereign or its affiliates, including the following:
•	In January 2006, Santander extended a total of $400 million in unsecured lines of credit to Sovereign Bank for federal funds and Eurodollar borrowings and for the confirmation of standby letters of credit issued by Sovereign Bank. In May 2006, Santander issued a $25 million unsecured line of credit to Independence Community Bank, prior to its acquisition by Sovereign Bank, to be used solely for confirmation of standby letters of credit issued by Independence. These lines of credit are at market rates, in the ordinary course of business and can be cancelled by either Sovereign Bank or Santander at any time and can be replaced by Sovereign at any time. As of December 31, 2006, the average balance outstanding was $147.4 million, of which $88.4 million was federal funds and Eurodollar borrowings and $59.0 million was for confirmation of standby letters of credit. Sovereign Bank paid approximately $147,000 in fees and $4.4 million in interest to Santander in 2006 in connection with these lines of credit, which, for the fiscal year ended December 31, 2006, comprised less than 0.03% of Santander’s net operating income and less than 0.01% of Santander’s combined gross operating income.

•	In May 2006, Santander’s capital markets group, Santander Investment Securities, Inc., of which Mr. Sanchez is President and Chief Executive Officer, received approximately $800,000 in underwriting discounts in connection with Sovereign’s capital market initiatives to fund the acquisition of Independence Community Bank Corp. on June 1, 2006.

•	In February 2007, Sovereign entered into an agreement with Isban U.K., Ltd., a Santander Group information technology subsidiary, pursuant to which Isban will perform an eight-week review of, and recommend enhancements to, Sovereign’s banking information systems. Sovereign has agreed to pay Isban $475,000, excluding expenses, for such review.
A description of the Investment Agreement is included in Item 12 of Sovereign’s Annual Report on Form 10-K for the year ended December 31, 2006. The summary included in the Annual Report on Form 10-K is qualified in its entirety to the complete text of the Investment Agreement as amended (filed as Exhibit 10.1 to Sovereigns’ Current Report on Form 8-K filed on October 27, 2005, Exhibit 10.2 to Sovereign’s Current Report on Form 8-K filed on November 22, 2005 and Exhibit 10.3 to Sovereign’s Current Report on Form 8-K filed on June 6, 2006), which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.

Dated: March 22, 2007

	By:	/s/ Stacey V. Weikel

Stacey V. Weikel Senior Vice President

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